Exhibit 10.5

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, dated as of June 5 2002 (the “Agreement”), by and between Westar Industries, Inc., a Delaware corporation (“Westar”) and Protection One, Inc. , a Delaware corporation (“POI”).

WHEREAS, Westar owns of record and beneficially 100% of the outstanding capital stock, no par value (the “Shares”), of Westar Aviation, Inc. (“Westar Aviation”);

WHEREAS, Westar desires to sell the Shares to POI and POI desires to purchase such Shares;

WHEREAS, after the aforementioned sale of the Shares, POI will own all of the issued and outstanding capital stock of the Westar Aviation;

NOW THEREFORE, in consideration of the representations, warranties and agreements herein contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.                                       Sale and Transfer

                Westar shall sell the Shares to POI, deliver any and all certificates representing the Shares to POI and execute a stock power in the name of POI for each certificate or otherwise properly endorse such certificates to POI.  Westar shall further cause the name of holder of the Shares to be transferred on the books of Westar Aviation from its name to the name of POI.

2.                                       Purchase Price

                POI shall pay to Westar the purchase price of $1,518,672.13 for the Shares in immediately available funds.

3.                                       Representations and Warranties by Westar

Westar hereby represents and warrants to POI:

(a)           that Westar is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware with full power and authority to conduct its business;

(b)           that Westar has full corporate power and authority to enter into and perform this Agreement and consummate the transactions contemplated herein in accordance with the terms and conditions hereof; and

(c)           that compliance with the terms and conditions hereof and the transactions contemplated hereby will not violate or conflict with any provision of the Certificate of Incorporation of Westar or result in the breach or termination of any provision of or constitute a default under any agreement or other instrument of which Westar is a party or by which any other assets of Westar may be bound or affected.

4.                                       Representations and Warranties by POI

POI hereby represents and warrants to Westar:

(a)           that POI is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware with full power and authority to conduct its business;

(b)           that POI has full corporate power and authority to enter into and perform this Agreement and consummate the transactions contemplated herein in accordance with the terms and conditions hereof;

(c)           that POI understands that any subsequent transfer of the Shares is subject to certain restrictions and conditions and agrees to be bound by, and not to resell, pledge or otherwise transfer the Shares except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”); and

(d)           that POI is not acquiring the Shares with a view toward the distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction.

5.                                       Triggering Event and Indemnity

(a)           In the event (i) Western Resources, Inc. (“Western Resources”), a Kansas corporation, and its affiliates cease to own more than 50% of Westar’s voting stock and, at the direction of POI’s board of directors, POI requests Westar in writing to repurchase the Shares from POI or (ii) Westar ceases to own more than 50% of POI’s voting stock (each of clause (i) and (ii) being a “Triggering Event”), Westar and POI agree to promptly take such steps as are necessary or appropriate to rescind this Agreement ab initio.

(b)           To effect such rescission, Westar shall repurchase the Shares from POI and POI shall deliver to Westar, against payment therefor of the amount referred to in the next sentence, any and all certificates representing the Shares to Westar and execute a stock power in the name at Westar for each certificate or otherwise properly endorse such certificates to Westar.  Westar shall, no later than 10 days from the Triggering Event, pay to POI upon receipt of the Shares the greater of (i) net book value of the Shares and (ii) the purchase price of $1,518,672.13 plus interest on such amount at a per annum rate equal to LIBOR plus 375 basis points calculated from the date of this Agreement.

(c)           Westar agrees to indemnify and hold POI, its directors and officers harmless against any and all losses, damages liabilities or claims that arise out of or based on POI’s ownership of the Shares and performance under this Agreement.  Westar also agrees to reimburse POI for expenses incurred in connection with the recission transaction contemplated by this Section 5.

6.                                       Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof. There are no terms, obligations, covenants, representations, statements or conditions other than those contained herein or in exhibits or other instruments delivered or to be delivered pursuant to the terms hereof. No variation or modification of this Agreement nor waiver of any of the terms and provisions hereof shall be deemed valid unless in writing and signed by the parties hereto.

7.                                       No Third Party Beneficiary

Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

8.                                       Successors and Assigns

All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and the respective successors and assigns; provided,

however, that this Agreement may not be assigned by either party hereto without the written consent of the other party.

9.                                       Governing Law

The construction, performance, execution and enforcement of this Agreement and any dispute, whether in contract or tort, of whatsoever nature arising out of or in connection with this Agreement or performance under it, including any remedy thereof, shall be governed exclusively by the laws of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute and deliver this Agreement on the day and year first above written.

WESTAR INDUSTRIES, INC.

By:	/s/ Paul R. Geist
Name: Paul R. Geist
Title: President

PROTECTION ONE, INC.

By:	/s/ Anthony D. Somma
Name: Anthony D. Somma
Title: Senior Vice President